Exhibit 5.01

                                POULTON & YORDAN
                                ATTORNEYS AT LAW

                          324 SOUTH 400 WEST, SUITE 250
                           SALT LAKE CITY, UTAH 84111

Richard T. Ludlow                                      Telephone: (801) 355-1341
                                                             Fax: (801) 355-2990
                                                  Email: post@poulton-yordan.com

                                November 23, 2004


Board of Directors
The Flooring Zone, Inc.
3219 Glynn Avenue
Brunswick, Georgia 31520

         Re: Opinion and Consent of Counsel with respect to Registration Statement on Form SB-2 for The Flooring Zone, Inc.,
                  (the "Company").
                  File No. 333-119234

Gentlemen:

         You have requested the opinion and consent of this law firm, as counsel, with respect to the proposed issuance and public distribution of certain securities of the Company pursuant to the filing of a registration statement on Form SB-2 with the Securities and Exchange Commission.

         The proposed offering and public distribution relates to up to 10,000,000 shares of common stock, $.001 par value (the "Common Stock"), to be offered and sold to the public at a price of $2.00 per share. It is our opinion that the shares of Common Stock, when issued in accordance with the terms and conditions set forth in the registration statement, will be duly authorized, validly issued, fully paid and nonassessable shares of common stock of the Company in accordance with the corporate laws of the State of Nevada.

         We consent to be named by the Company in the registration statement and prospectus included therein. We also consent to the Company filing this legality opinion as an exhibit to the registration statement.

                                                 Very truly yours,

                                                 POULTON & YORDAN


                                                  /s/ Richard T. Ludlow
                                                 -------------------------
                                                 Richard T. Ludlow
                                                 Attorney at Law